Exhibit 99.1

PriceSmart Announces Third Quarter Results of Operations;

San Diego, California (July 2, 2007) – PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the third quarter of fiscal year 2007, which ended on May 31, 2007.

For the third quarter of fiscal year 2007, net warehouse club sales increased 21.4% to $219.5 million from $180.8 million in the third quarter of fiscal year 2006. Total revenues for the third quarter increased 21.5% to $224.3 million, compared to $184.6 million in the prior year. The Company had 23 warehouse clubs in operation as of May 31, 2007 and 2006.

The Company recorded operating income in the third quarter of $9.0 million, compared to operating income of $4.6 million in the third quarter of the prior year. Net income was $5.2 million, or $0.18 per diluted share, in the third quarter of fiscal 2007 compared to $3.2 million, or $0.11 per diluted share, in the third quarter of fiscal 2006.

For the first nine months of fiscal 2007, net warehouse club sales increased 20.0% to $644.3 million from $536.9 million in the first nine months of fiscal 2006. Total revenues for the first nine months of the fiscal year increased 20.2% to $658.7 million from $547.9 million in the same period of the prior year. For the first nine months of fiscal 2007, the Company recorded operating income of $25.9 million, and net income of $15.8 million, or $0.54 per diluted share. During the same nine month period in fiscal 2006, the Company recorded operating income of $13.8 million, and net income of $8.5 million, or $0.31 per diluted share.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may not be able to sustain the profitability it achieved in fiscal 2006 in future periods; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 13, 2006, as amended by Amendment No. 1 on Form 10-K/A filed on December 19, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2007	2006	2007	2006
Revenues:
Sales:
Net warehouse club	$219,515	$180,781	$644,337	$536,856
Export	190	9	456	20
Membership income	3,559	2,961	10,221	8,423
Other income	1,048	886	3,652	2,570

Total revenues	224,312	184,637	658,666	547,869

Operating expenses:
Cost of goods sold:
Net warehouse club	185,762	153,619	547,220	458,309
Export	172	7	432	23
Selling, general and administrative:
Warehouse club operations	22,252	20,068	64,294	57,556
General and administrative	7,024	6,312	19,869	17,691
Preopening expenses	1	—	256	336
Asset impairment and closure costs	68	59	731	172

Total operating expenses	215,279	180,065	632,802	534,087

Operating income	9,033	4,572	25,864	13,782
Other income (expense):
Interest income	395	624	1,238	1,348
Interest expense	(129)	(708)	(574)	(2,258)
Other income (expense), net	(100)	(71)	(122)	(46)

Total other income (expense)	166	(155)	542	(956)

Income from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	9,199	4,417	26,406	12,826
Provision for income taxes	(3,819)	(1,192)	(10,011)	(4,686)
Loss of unconsolidated affiliate	(99)	(12)	(282)	(56)
Minority interest	(75)	(88)	(337)	(261)

Income from continuing operations	5,206	3,125	15,776	7,823
Discontinued operations, net of tax	25	103	71	650

Net income	$5,231	$3,228	$15,847	$8,473

Basic income per share:
Continuing operations	$0.18	$0.11	$0.55	$0.29
Discontinued operations, net of tax	—	—	—	0.02

Net income	$0.18	$0.11	$0.55	$0.31

Diluted income per share:
Continuing operations	$0.18	$0.11	$0.54	$0.29
Discontinued operations, net of tax	—	—	—	0.02

Net income	$0.18	$0.11	$0.54	$0.31

Shares used in per share computations:
Basic	28,549	28,373	28,485	26,970

Diluted	29,250	29,067	29,206	27,412

Dividends per share	$0.00	$0.00	$0.32	$0.00

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31, 2007	August 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,554	$39,995
Short-term restricted cash	7,945	7,651
Receivables, net of allowance for doubtful accounts of $205 and $191, respectively	4,476	3,599
Merchandise inventories	90,211	77,432
Prepaid expenses and other current assets	11,747	8,985
Assets of discontinued operations	1,661	1,594

Total current assets	127,594	139,256

Long-term restricted cash	407	531
Notes receivable	2,231	—
Property and equipment, net	173,569	162,029
Goodwill	31,727	31,870
Deferred tax asset	19,548	20,183
Other assets	3,934	1,903
Investment in unconsolidated affiliate	2,999	3,271

Total Assets	$362,009	$359,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$2,812	$158
Accounts payable	67,736	65,520
Accounts payable to unconsolidated affiliate	—	381
Accrued salaries and benefits	6,354	5,765
Deferred membership income	6,605	5,780
Income taxes payable	4,346	4,098
Other accrued expenses	16,138	15,194
Dividend payable	4,665	—
Long-term debt, current portion	1,000	5,417
Liabilities of discontinued operations	141	130

Total current liabilities	109,797	102,443
Deferred tax liability	1,321	1,101
Deferred rent	1,843	1,730
Accrued closure costs	3,112	3,226
Long-term debt, net of current portion	37	13,252

Total liabilities	116,110	121,752

Minority interest	2,999	2,672
Commitments and contingencies

Stockholders’ Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized; 29,638,440 and 29,404,457 shares issued and 29,162,216 and 28,966,294 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	366,004	364,132
Tax benefit from stock-based compensation	3,935	3,509
Accumulated other comprehensive loss	(13,810)	(13,883)
Accumulated deficit	(103,157)	(109,676)
Less: treasury stock at cost; 476,224 shares and 438,163 shares held, respectively	(10,075)	(9,466)

Total stockholders’ equity	242,900	234,619

Total Liabilities and Stockholders’ Equity	$362,009	$359,043

Note: The consolidated balance sheet at August 31, 2006 has been derived from the audited consolidated financial statements.